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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  APRIL 8, 2005
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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                                   PCTEL, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



            DELAWARE                     000-27115              77-0364943
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(STATE OR OTHER JURISDICTION OF         (COMMISSION           (IRS EMPLOYER
         INCORPORATION)                 FILE NUMBER)      IDENTIFICATION NUMBER)



                         8725 W. HIGGINS ROAD, SUITE 400
                             CHICAGO, ILLINOIS 60631
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (773) 243-3000
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
    (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On April 8, 2005, PCTEL Antenna Products Group, Inc., a wholly owned subsidiary of PCTEL, Inc. ("PCTEL APG"), and Quintessence Publishing Company, Inc., ("Purchaser"), entered into a purchase agreement ("Agreement"). The Agreement provides for the sale by PCTEL APG of an approximately 31,150 square foot building in Hanover Park, Illinois in exchange for the cash payment by the Purchaser of approximately $2.275 million. PCTEL APG has been using the building for the conduct of operations which are currently being relocated to a nearby facility. The Agreement contains customary representations and warranties of the parties, closing conditions, and termination and other provisions. PCTEL, Inc. expects the sale of the property to close in June 2005.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2005

                                  PCTEL, INC.


                                  By:  /s/ John W. Schoen
                                     ------------------------------------------
                                       John W. Schoen, Chief Financial Officer




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